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                                                                    EXHIBIT 1(2)

                           CANARGO ENERGY CORPORATION

                        21,264,643 Shares of Common Stock

                             SELLING AGENT AGREEMENT

                                  June 3, 1999


[Note 1]


Gentlemen:

        1. CanArgo Energy Corporation (the "Company") proposes to offer and sell a minimum of 11,500,000 shares and a maximum of 21,264,643 shares of its common stock, $0.10 par value per share (the "Shares") on the terms set forth in the Prospectus described below (the "Offering"). Subject to the terms and conditions set forth herein, you agree to use your best efforts as sales agent to solicit purchasers of the Shares on the terms set forth in the Prospectus.

        2. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-72295) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), and has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof. Such registration statement as amended and the amended prospectus on file with the Commission at the time the registration statement becomes effective are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that (i) if the Company files a post-effective amendment to such registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to such registration statement as amended by such post-effective amendment thereto, and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission and (ii) if the prospectus filed by the Company pursuant to either Rule 424(b) or (c) of the rules and regulations of the Commission under the Act (the "Regulations") shall differ from the prospectus on file at the time the Registration Statement became, or any post-effective amendment thereto shall have become, effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the date on which it shall have been filed.

        3. The Offering shall commence at 9:00 a.m. Texas, U.S.A. time or 4:00 p.m. Norway time on the date, as advised by the Company, that prospectuses are available for distribution in Norway and continue until 9:00 a.m. Texas, U.S.A time or 4:00 p.m. Oslo time on



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the earlier of: (i) the date on which subscriptions for all Shares shall have been received and accepted by the Company and paid for; or (ii) June 30, 1999, unless the Company extends this date without notice to subscribers to a date not later than August 6, 1999 (the "Offering Termination Date"). The Company will advise you of any extension of the Offering Termination Date beyond June 30, 1999.

        4. You represent that you are a foreign dealer or institution ineligible for membership in the NASD, and that you and your employees who solicit subscriptions are properly licensed to sell securities in each of the jurisdictions in which you intend to offer the Shares as set forth in paragraph 5 hereof. You agree that you will not solicit purchasers of Shares from persons who are present in the United States or otherwise within the definition of "U.S. person" contained in Rule 901 under the Act, and you will not direct any selling efforts towards identifiable groups of U.S. citizens resident outside of the United States.

        5. You agree that you will not solicit purchasers of the Shares in any jurisdiction except [Note 2]. You acknowledge and understand that no action has been or, prior to the completion of the distribution of the Shares, will be taken by the Company in any jurisdiction outside the United States or Norway that would permit a public offering of the Shares, or possession or distribution of the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the Offering, or any other offering material, in any country or jurisdiction where action for that purpose is required and you shall be solely responsible for compliance with applicable laws of any jurisdiction as they relate to your solicitation activities.

        6. You will deliver a copy of the Prospectus to each person whom you solicit. You will not deliver any subscription agreement to any person unless it is preceded or accompanied by a Prospectus. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of the Shares other than as contained in the Prospectus. The Company will deliver to you from time to time such number of copies of the Prospectus and subscription agreement as you may reasonably request to enable you to solicit purchasers of the Shares.

        The Company will promptly notify you upon the happening of any event as a result of which the Prospectus as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon receipt of such notice you will forthwith discontinue solicitations of purchasers until you have received a supplemental or amended Prospectus or the Company has advised you that you may resume use of the Prospectus in effect at the time of its notice.

        7. Each subscriber for the Shares will be required to enter into a subscription agreement in the form approved by the Company and make payment for the Shares in the manner set forth in the subscription agreement. Each payment for Shares must be accompanied by a



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completed and originally executed subscription agreement. All subscription agreements and payments for Shares received by you shall be forwarded promptly to the offices of an escrow agent identified in the subscription agreement, as follows: (a) if, pursuant to your internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents are received from subscribers, such documents and payments shall be transmitted by the end of the business day next following the day of receipt; or
(b) if, pursuant to your internal supervisory procedures, final internal supervisory review is conducted at a different location, such documents and payments shall be transmitted to your final review office by the end of the business day next following the day of receipt and the final review office shall, by the end of the business day next following the day on which it receives the documents and payment, transmit the documents and payments to the offices of an escrow agent. The escrow agents will deposit all subscription payments in bank accounts in accordance with the terms of their agreements with the Company.

        8. No subscription agreement shall be effective unless and until accepted by the Company, and the Company reserves the right, in its sole discretion, to refrain from accepting, in whole or in part, any Subscription Agreement submitted.

        9. During the Offering, you and the Company will comply with all applicable requirements of the Act, the Securities Exchange Act of 1934, and the laws of the jurisdictions in which the offering is being made so as to permit the offer and sale of the Shares in accordance with applicable law, the provisions hereof and as set forth in the Prospectus.

        10. As compensation for your services in soliciting and obtaining purchasers of the Shares, the Company will pay you as follows:

                (i) a commission of eight percent (8%) of the total purchase price for all Shares sold through your efforts evidenced by the appearance in each purchaser's subscription agreement of your name as the "Soliciting Dealer." All such compensation will be paid to you concurrently with the disbursement of funds from an escrow account to the Company.

                (ii) reimbursement of those bona fide out-of-pocket expenses associated with soliciting and obtaining subscriptions for Shares incurred with the prior written consent of the Company, in an amount not to exceed 2% of the total purchase price of all Shares sold through your efforts evidenced in the manner described above, payable after the Offering Termination Date within two (2) days of written request made to the Company.

        Notwithstanding the foregoing, no compensation or reimbursement will be paid by the Company (a) in respect of subscriptions (or portions thereof) which have been rejected by the Company, or (b) in the event that at least 11,500,000 Shares are not sold, or (c) with respect to Shares sold directly through the Company's officers or directors or (d) until the Company receives the relevant subscription payments from the Escrow Agent.



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        11. Indemnification and Contribution.

                (a) The Company agrees to indemnify and hold harmless you (the "Selling Agent"), its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this paragraph (a), but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Registration Statement, or in any application or other document or communication (in this paragraph 11 collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Shares under the "blue sky" or securities laws thereof; (ii) an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in paragraph (b) below with respect to the Selling Agent expressly for inclusion in the Prospectus or Registration Statement or in any application, as the case may be; or (iii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement; or (iv) except as provided in paragraph (b) below, any violation by the Company of any federal or state securities law.

                (b) The Selling Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Selling Agent in paragraph (a) above, with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this paragraph (b), but not limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Prospectus, Registration Statement or an application in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent expressly for inclusion in the Prospectus, Registration Statement or an application in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent expressly for inclusion in the Prospectus, Registration Statement or an application, and (ii) the failure of the Selling Agent to comply with the "blue sky" or securities laws of the jurisdictions in which the Selling Agent solicits officers to by any Shares or (iii) any breach of any representation, warranty, covenant or agreement of the Selling Agent contained in this Agreement.



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                (c) If any action is brought against the Selling Agent or the
Company or any of their respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of the Selling Agent or the Company (each an "indemnified party"), in respect of which indemnity may be sought against the Company or the Selling Agent pursuant to paragraphs (a) and
(b) hereof, as the case may be, such indemnified party or parties shall promptly notify the Company or the Selling Agent (each an "indemnifying party"), as the case may be, in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this paragraph (c)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or (ii) the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or (iii) such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

                (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to paragraph (a) or
(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Selling Agent (including for this purpose any contribution by or on behalf of any officer, director, employee, agent, or counsel of the Selling Agent, or any controlling person of the Selling Agent), on the other hand, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Selling Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering



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(net of compensation payable to the Selling Agent pursuant to paragraph 10(i)
hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Selling Agent pursuant to paragraph 10(i) hereof.

                The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Selling Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Selling Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation and that does not reflect the equitable considerations referred to in this paragraph (d). In no case shall the Selling Agent be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to paragraph 10(i) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of the Selling Agent, shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Anything in this paragraph
(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph (d) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

        12. This Agreement will become effective at the time the Registration Statement first becomes effective, or, if later, the date of this Agreement. You or the Company may prevent this Agreement from becoming effective without liability of any other party by giving notice prior to the time when this Agreement would otherwise become effective as herein provided. This Agreement will terminate when the Offering is terminated. The Company will give you prompt notice of the effectiveness of the Registration Statement and the termination of the Offering.

        13. All communications hereunder shall be in writing and sent by facsimile to you at the address on the first page hereof, or to the Company at CanArgo Energy Corporation, Suite 1580, 727 - 7th Avenue, S.W., Calgary, Alberta T2P OZ5, Canada, at (403) 777-1578, with a copy to Helen W. Melman, Esq., 815 Moraga Drive, Los Angeles, California 90049, at (310) 472-4091.

        14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.



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        15. You and each other selling agent of the Company shall act as independent contractors, and nothing herein contained shall constitute you or such other selling agents as agents of the Company or constitute the other selling agents as your agents in connection with the solicitation of subscriptions for the Shares. You shall be under no liability to the Company for any act or omission of any selling agent other than yourself, and you shall not be liable hereunder except for the obligations you expressly assume hereunder or for liabilities which may be incurred by you under the Act or the laws of the jurisdictions set forth in paragraph 5 hereof.

        If the foregoing is in accordance with our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            CanArgo Energy Corporation



                                            By /s/ Michael Binnion
                                               ---------------------------------
                                               Michael Binnion, President

Confirmed and accepted as of the date first above written:

[Note 3]



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                        NOTES TO SELLING AGENT AGREEMENT


(1) The Selling Agent Agreement was entered into between CanArgo Energy Corporation and each of the following:

               Credifinance Securities Limited
               Suite 3303, 130 Adelaide Street West
               Toronto, Ontario M5H 3P5
               CANADA

               David Williamson Associates Limited
               15 St. Helen's Place
               London EC3A 6DE
               UNITED KINGDOM

               Orkla Finans (Fondsmegling) ASA
               Tordenskioldsgt. 8/10
               P.O. Box 1724 Vika
               N-0121 Oslo
               NORWAY

(2)     Credifinance:        Europe and Switzerland
        David Williamson:    United Kingdom, European Union and Switzerland
        Orkla Finans:        Norway

(3)     The Selling Agent Agreements were executed as follows:

        Credifinance Securities Limited


        By /s/ George Bennaroch
          ----------------------------------
           Chairman

        David Williamson Associates Limited


        By /s/ Martin Rosser
          ----------------------------------
           Deputy Managing Director

        Orkla Finans (Fondsmegling) ASA


        By /s/ Jan-Tore Aschim
          ----------------------------------
           Director